Exhibit 10.3

Evo Acquisition Corp.

Amendment No. 1 to Warrant Agreement

Dated October 18, 2022

WHEREAS, Evo Acquisition Corp. (the “Company”) and Continental Stock Transfer &Trust Company (the “Warrant Agent”) entered into a Warrant Agreement dated February 8, 2021 (the “Warrant Agreement’);

WHEREAS, Section 9.8 of the Warrant Agreement provides, inter alia, that amendments may be made to the terms of the Warrant Agreement without consent of any Registered Holder for the purpose of “adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holder”.

WHEREAS, the last sentence of Section 3.2 of the Warrant Agreement provides that “The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.”

WHEREAS, the Company has determined that it will not exercise its discretionary authority to extend the duration of the Warrants as provided in the last sentence of Section 3.2 of the Warrant Agreement, and that such sentence should therefore be deleted from the Warrant Agreement.

WHEREAS, the parties deem that the change effected hereby will not adversely affect the interests of the Registered Holders of the Warrants.

All capitalized terms used herein and not defined herein shall have the same meaning as these in the Original Warrant Agreement. Unless otherwise specifically modified herein, the provisions of the Original Warrant Agreement shall remain in full force and effect.

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Modification of Definition. The Parties hereby agree that the final sentence of Section 3.2 of the Warrant Agreement shall be deleted in its entirety, and that Section 3.2, as so amended, shall read in its entirety as follows:

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of: (i) the date that is thirty (30) days after the first date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), or (ii) the date that is twelve (12) months from the date of the closing of the Offering, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Company completes its initial Business Combination, (y) the liquidation of the Company, or (z) other than with respect to the Private Placement Warrants and the Working Capital Warrants to the extent then held by the original purchasers thereof or their Permitted Transferees, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Private Placement Warrant or a Working Capital Warrant) to the extent then held by the original purchasers thereof or their Permitted Transferees in the event of a redemption (as set forth in Section 6 hereof), each outstanding Warrant (other than a Private Placement Warrant or a Working Capital Warrant to the extent then held by the original purchasers thereof or their Permitted Transferees in the event of a redemption) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date.

2. Parties in Interest. This Amendment is made solely for the benefit of the Warrant Holders and the Company, and their respective controlling persons, directors and officers, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Amendment.

3. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Amendment.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

In witness whereof, the undersigned have executed this Amendment No. 1 to the Warrant Agreement as of the 18th day of October, 2022.

Evo Acquisition Corp.

By:	/s/ Richard Chisholm
Name:	Richard Chisholm
Title:	Chief Executive Officer

Continental Stock Transfer & Trust Company

By:	/s/ Michael Mullings
Name:	Michael Mullings
Title:	Chief Compliance Officer